UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2022
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor,	Denver,	Colorado	80237
(Address of principal executive offices)			(Zip Code)

(303) 728-7030
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.

ModivCare Inc. ("ModivCare" or the "Company") furnished today on its website additional information about its historical financial results to conform the historical presentations to the Company’s recent changes to its reportable segments, which changes were effective January 1, 2022 and were reflected in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2022 for the Company’s first fiscal quarter ended March 31, 2022. As disclosed in this unaudited supplemental information, the Company reclassified its costs associated with the segment reorganization and recast the previously reported amounts for investor information and reference for each quarterly period and the full year presented in 2021 to conform to this new presentation. The segment results for the first quarter of 2022 as filed with the SEC on May 5, 2022 are also included for comparative purposes. The recast financial information contained in Exhibit 99.1 does not represent a restatement or reissuance of previously issued financial statements. A copy of the supplemental information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Supplemental Historical Segment Financial Information of Modivcare Inc.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the iXBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModivCare Inc.
Date: June 23, 2022	By:	/s/ L. Heath Sampson
	Name:	L. Heath Sampson
	Title:	Chief Financial Officer